Exhibit 99.1

Charles River Laboratories Announces Second-Quarter 2015 Results from Continuing Operations

– Second-Quarter Revenue of $339.6 Million –

– Second-Quarter GAAP Earnings per Share of $1.02
and Non-GAAP Earnings per Share of $0.96 –

– Updates 2015 Guidance for Celsis Acquisition –

– Renews Strategic Partnership with AstraZeneca –

– Plans to Reopen Shrewsbury, Massachusetts Facility in Early 2016 –

WILMINGTON, Mass.--(BUSINESS WIRE)--July 30, 2015--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the second quarter of 2015. For the quarter, revenue from continuing operations was $339.6 million, a decrease of 0.5% from $341.2 million in the second quarter of 2014. Foreign currency translation reduced reported revenue growth by 6.2%. On a constant-currency basis, revenue growth of 5.7% was driven by both the Discovery and Safety Assessment and Manufacturing Support segments.

On a GAAP basis, net income from continuing operations for the second quarter of 2015 was $49.3 million, or $1.02 per diluted share, compared to $36.5 million, or $0.75 per diluted share, for the second quarter of 2014. The increase was primarily related to a $9.9 million, or $0.21 per diluted share, bargain purchase gain resulting from a small acquisition in the Avian Vaccine business during the second quarter of 2015. The gain was excluded from non-GAAP results.

On a non-GAAP basis, net income from continuing operations was $45.8 million for the second quarter of 2015, a decrease of 1.1% from $46.3 million for the same period in 2014. Second-quarter diluted earnings per share on a non-GAAP basis were $0.96, including a $0.01 loss from limited partnership investments. This result compared to $0.97 in the second quarter of 2014, which included a $0.03 gain from limited partnership investments. In addition, foreign currency translation reduced earnings per share by approximately $0.03 in the second quarter of 2015.

James C. Foster, Chairman, President and Chief Executive Officer, said, “We were very pleased with our second-quarter performance. Continued strong revenue growth for our Safety Assessment and Endotoxin and Microbial Detection businesses, coupled with stabilization of our research model business in North America and Europe, were the primary drivers of the 5.7% constant-currency revenue increase, and a 6% sequential revenue increase. Higher sales and operating efficiencies enabled us to achieve a 20% non-GAAP operating margin for the first time since 2008.”

“The second quarter also marked two notable developments: We renewed our successful strategic partnership with AstraZeneca for an additional five years, and made the decision to reopen our facility in Shrewsbury, Massachusetts. Both events are a testament to the confidence that clients place on our scientific expertise and the value of our focused, early-stage drug research portfolio.”

“Primarily as a result of the acquisition of Celsis, which closed on July 24, we are increasing our constant-currency revenue guidance for 2015 to a range of 8.0% to 9.5%, and our non-GAAP earnings per share guidance to a range of $3.60 to $3.70.”

Second-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $120.0 million in the second quarter of 2015, a decrease of 9.8% from $133.1 million in the second quarter of 2014. Foreign currency translation reduced reported revenue growth by 7.3%. On a constant-currency basis, revenue declined by 2.5%. Higher sales of research models were offset by lower revenue for the Genetically Engineered Models and Services (GEMS) business.

In the second quarter of 2015, the RMS segment’s GAAP operating margin was 27.9% compared to 25.7% in the second quarter of 2014. On a non-GAAP basis, the operating margin increased slightly to 29.1% from 29.0% in the second quarter of 2014.

Discovery and Safety Assessment (DSA)

Revenue from continuing operations for the DSA segment was $153.4 million in the second quarter of 2015, an increase of 7.5% from $142.6 million in the second quarter of 2014. Foreign currency translation reduced reported revenue growth by 3.9%. On a constant-currency basis, revenue growth of 11.4% was driven primarily by the Company’s Safety Assessment business, which generated a third consecutive quarter of low-double-digit revenue growth, with study volume, market share gains, and pricing as the primary contributors. This growth was offset in part by Argenta and BioFocus, which reported lower sales as a result of the early termination of a large contract for an integrated chemistry program. The ChanTest acquisition, which was completed on October 29, 2014, contributed 2.8% to DSA revenue growth in the second quarter. Sales to mid-tier biotechnology clients continued to be robust.

In the second quarter of 2015, the DSA segment’s GAAP operating margin was 18.4% compared to 12.5% in the second quarter of 2014. On a non-GAAP basis, the operating margin increased to 21.6% from 17.1% in the second quarter of 2014. The non-GAAP operating margin improvement was driven by higher capacity utilization and pricing for safety assessment services, as well as a foreign exchange benefit due to a weaker Canadian dollar.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $66.2 million in the second quarter of 2015, an increase of 1.1% from $65.4 million in the second quarter of 2014. Foreign currency translation reduced reported revenue growth by 8.7%. On a constant-currency basis, revenue growth was 9.8%. The Endotoxin and Microbial Detection (EMD) business, which achieved constant-currency revenue growth of approximately 10% in the second quarter, was the primary driver of the revenue increase. The Avian Vaccine acquisition contributed 1.7% to the Manufacturing segment’s second-quarter revenue growth.

In the second quarter of 2015, the Manufacturing segment’s GAAP operating margin was 30.9% compared to 31.3% in the second quarter of 2014. On a non-GAAP basis, the operating margin increased to 33.6% from 33.4% in the second quarter of 2014. Benefits from higher sales volume were largely offset by foreign exchange, which negatively impacted the segment operating margin because the EMD business manufactures products in the United States and distributes these products internationally, with the resulting revenue recorded in local currencies.

Stock Repurchase Update

During the second quarter of 2015, the Company repurchased approximately 550,000 shares for a total of $40.8 million. As of June 27, 2015, the Company had $87.6 million remaining on its stock repurchase authorization.

Renews Strategic Partnership with AstraZeneca

In the second quarter, Charles River extended its initial three-year strategic partnership with AstraZeneca for an additional five-year period. Under the agreement, which extends into 2020, Charles River retains its position as AstraZeneca’s preferred strategic partner for outsourced regulated safety assessment and development DMPK (drug metabolism and pharmacokinetics).

Plans to Reopen Massachusetts Facility in Early 2016

Based on considerable client indications of interest, and a comprehensive evaluation of the opportunities, the Company has made the decision to reopen its facility in Shrewsbury, Massachusetts, in early 2016. Initially, we expect to open a portion of the facility and offer only non-GLP services. Validation and staffing for GLP services will follow at a later date, depending on demand.

The Massachusetts facility will provide needed capacity to accommodate increasing demand for our Discovery and Safety Assessment services from large biopharmaceutical and emerging biotechnology companies, as well as academic research institutions in the Boston-Cambridge biohub, one of the largest concentrations of medical research in the world.

Updates 2015 Guidance

The Company is updating its forward-looking guidance based on continuing operations for 2015.

Primarily due to the acquisition of Celsis, revenue growth is now expected to be 8.0% to 9.5% on a constant-currency basis, compared to the prior range of 6.5% to 8.0%. Based on current rates, the Company expects foreign currency translation will reduce revenue growth by slightly more than 5.0%, which would result in reported revenue growth of 3.0% to 4.5%. The Company previously estimated a 5.5% impact from foreign currency translation and reported revenue growth of 1.0% to 2.5%.

Guidance for non-GAAP earnings per share in 2015 has been increased to reflect the Celsis acquisition, and GAAP earnings per share guidance has been increased due primarily to the bargain purchase gain associated with the Avian Vaccine acquisition.

Foreign currency translation is now expected to reduce earnings per share by approximately $0.10 in 2015, compared to the Company’s previous estimate of $0.17 per share. The improvement in foreign currency is being offset in part by lower expectations for Argenta and BioFocus.

The Company’s updated earnings per share guidance is as follows:

2015 GUIDANCE (from continuing operations)	REVISED	PRIOR
GAAP EPS estimate	$3.25 - $3.35	$3.15 - $3.25
Amortization of intangible assets (1)	$0.32	$0.31
Operating losses (2)	$0.06	$0.04
Charges related to global efficiency initiatives and other items (3)	$0.06	$0.05
Acquisition-related adjustments (4)	$0.10-$0.12	--
Bargain purchase gain associated with Avian Vaccine acquisition	($0.21)	--
Non-GAAP EPS estimate	$3.60 - $3.70	$3.55 - $3.65

(1) Amortization of intangibles assets excludes the impact of the Celsis acquisition because the preliminary purchase price allocation has not been completed.

(2) These costs relate primarily to the Company’s Shrewsbury, Massachusetts, facility.

(3) These charges relate primarily to the Company’s planned efficiency initiatives in 2015, including site consolidation costs, asset impairments, and severance. Other projects in support of the global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized. These charges also include executive transition costs.

(4) These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

Webcast

Charles River has scheduled a live webcast on Thursday, July 30, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Investor Day

Charles River will host a Meeting with Management on Tuesday, August 11, from 8:00 a.m. to 12:30 p.m. ET in New York. The meeting will also be webcast on the Investor Relations section of the Company’s website at ir.criver.com. For additional information about this event, please contact Susan Hardy at susan.hardy@crl.com.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude certain items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions, as well as fair value adjustments associated with contingent consideration; charges, gains and losses attributable to businesses or properties we plan to close, consolidate or divest; the gain related to the bargain purchase of Sunrise Farms; severance and other costs associated with our efficiency initiatives; executive transition costs; accelerated depreciation charges related to the consolidation of research model production operations; a reversal of indemnification assets associated with acquisitions and corresponding interest; and costs related to a U.S. government billing adjustment and related expenses. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our revenue in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Presenting revenue on a constant-currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including revenue (on both a reported and constant-currency basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our limited partnership investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our plans to reopen the facility in Shrewsbury, Massachusetts; our expectations with respect to the impact of acquisitions on the Company, our service offerings, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings, including with respect to our ongoing investigation of inaccurate billing with respect to certain government contracts; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 17, 2015, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Total revenue	$339,573	$341,179	$659,987	$640,547
Cost of revenue	$206,790	$215,545	$407,544	$406,100
Gross margin	$132,783	$125,634	$252,443	$234,447
Selling, general and administrative	$71,331	$67,756	$142,728	$132,523
Amortization of intangibles	$5,717	$6,853	$10,975	$11,193
Operating income	$55,735	$51,025	$98,740	$90,731
Interest income (expense), net	$(4,079)	$(3,151)	$(6,819)	$(5,747)
Other income, net	$8,672	$2,667	$359	$8,543
Income from continuing operations before income taxes	$60,328	$50,541	$92,280	$93,527
Provision for income taxes	$11,076	$14,081	$11,407	$24,439
Income from continuing operations, net of income taxes	$49,252	$36,460	$80,873	$69,088
Loss from discontinued operations, net of income taxes	$(7)	$(644)	$(14)	$(914)
Net income	$49,245	$35,816	$80,859	$68,174
Less: Net income attributable to noncontrolling interests	$(736)	$(552)	$(809)	$(678)
Net income attributable to common shareholders	$48,509	$35,264	$80,050	$67,496

Earnings (loss) per common share
Basic:
Continuing operations	$1.04	$0.76	$1.71	$1.46
Discontinued operations	$-	$(0.01)	$-	$(0.02)
Net	$1.04	$0.75	$1.71	$1.44
Diluted:
Continuing operations	$1.02	$0.75	$1.68	$1.43
Discontinued operations	$-	$(0.01)	$-	$(0.02)
Net	$1.02	$0.74	$1.68	$1.41

Weighted average number of common shares outstanding
Basic	46,675	46,942	46,712	47,016
Diluted	47,550	47,684	47,718	47,909

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (in thousands)

	June 27, 2015	December 27, 2014
Assets
Current assets:
Cash and cash equivalents	$150,807	$160,023
Trade receivables, net	277,398	257,991
Inventories	90,037	89,043
Prepaid assets	36,952	26,900
Other current assets	74,453	72,941
Total current assets	629,647	606,898
Property, plant and equipment, net	680,565	676,797
Goodwill	317,414	321,077
Other intangible assets, net	172,376	178,875
Deferred tax asset	22,699	23,193
Other assets	63,216	72,951
Total assets	$1,885,917	$1,879,791

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and capital leases	$17,993	$31,904
Accounts payable	32,967	33,815
Accrued compensation	57,400	71,569
Deferred revenue	77,382	78,124
Accrued liabilities	76,030	67,380
Other current liabilities	12,564	11,079
Current liabilities of discontinued operations	2,196	2,299
Total current liabilities	276,532	296,170
Long-term debt, net and capital leases	754,777	740,557
Other long-term liabilities	111,256	130,361
Long-term liabilities of discontinued operations	7,547	8,357
Total liabilities	1,150,112	1,175,445
Redeemable noncontrolling interest	29,976	28,419
Total equity attributable to common shareholders	701,703	672,203
Noncontrolling interests	4,126	3,724
Total liabilities, equity and redeemable noncontrolling interest	$1,885,917	$1,879,791

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Research Models and Services
Revenue	$120,044	$133,120	$240,055	$265,615
Gross margin	49,707	52,450	95,511	104,097
Gross margin as a % of revenue	41.4%	39.4%	39.8%	39.2%
Operating income	33,461	34,234	62,306	69,678
Operating income as a % of revenue	27.9%	25.7%	26.0%	26.2%
Depreciation and amortization	5,348	6,559	11,393	13,000
Capital expenditures	6,356	3,319	9,089	7,418

Discovery and Safety Assessment
Revenue	$153,375	$142,614	$293,387	$247,752
Gross margin	49,256	39,457	92,939	65,116
Gross margin as a % of revenue	32.1%	27.7%	31.7%	26.3%
Operating income	28,149	17,798	51,665	29,511
Operating income as a % of revenue	18.4%	12.5%	17.6%	11.9%
Depreciation and amortization	12,412	12,385	23,551	20,527
Capital expenditures	4,101	3,858	9,479	7,894

Manufacturing Support
Revenue	$66,154	$65,445	$126,545	$127,180
Gross margin	33,820	33,727	63,993	65,234
Gross margin as a % of revenue	51.1%	51.5%	50.6%	51.3%
Operating income	20,431	20,455	37,229	38,871
Operating income as a % of revenue	30.9%	31.3%	29.4%	30.6%
Depreciation and amortization	3,609	3,484	6,895	7,112
Capital expenditures	1,770	1,717	3,336	3,981

Unallocated Corporate Overhead	$(26,306)	$(21,462)	$(52,460)	$(47,329)

Total
Revenue	$339,573	$341,179	$659,987	$640,547
Gross margin	132,783	125,634	252,443	234,447
Gross margin as a % of revenue	39.1%	36.8%	38.2%	36.6%
Operating income	55,735	51,025	98,740	90,731
Operating income as a % of revenue	16.4%	15.0%	15.0%	14.2%
Depreciation and amortization	23,148	24,302	45,516	44,352
Capital expenditures	13,908	9,315	24,556	20,505

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. RECONCILIATION OF GAAP TO NON-GAAP SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1) (in thousands, except percentages)

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Research Models and Services
Revenue	$120,044	$133,120	$240,055	$265,615
Operating income	33,461	34,234	$62,306	$69,678
Operating income as a % of revenue	27.9%	25.7%	26.0%	26.2%
Add back:
Amortization of intangible assets related to acquisitions	768	608	1,534	1,545
Severance	80	2,011	999	3,595
Government billing adjustment and related expenses	47	13	291	80
Site consolidation costs, impairments and other items	560	1,740	1,358	2,732
Operating income, excluding specified charges (Non-GAAP)	$34,916	$38,606	66,488	77,630
Non-GAAP operating income as a % of revenue	29.1%	29.0%	27.7%	29.2%

Discovery and Safety Assessment
Revenue	$153,375	$142,614	$293,387	$247,752
Operating income	28,149	17,798	$51,665	$29,511
Operating income as a % of revenue	18.4%	12.5%	17.6%	11.9%
Add back:
Amortization of intangible assets related to acquisitions	3,795	4,891	7,220	6,863
Severance	456	854	475	1,049
Operating losses (2)	738	704	1,544	1,375
Acquisition related adjustments (3)	-	203	25	203
Operating income, excluding specified charges (Non-GAAP)	$33,138	$24,450	60,929	39,001
Non-GAAP operating income as a % of revenue	21.6%	17.1%	20.8%	15.7%

Manufacturing Support
Revenue	$66,154	$65,445	$126,545	$127,180
Operating income	20,431	20,455	$37,229	$38,871
Operating income as a % of revenue	30.9%	31.3%	29.4%	30.6%
Add back:
Amortization of intangible assets related to acquisitions	1,154	1,355	2,221	2,785
Severance	118	24	295	24
Acquisition related adjustments (3)	528	-	528	-
Operating income, excluding specified charges (Non-GAAP)	$22,231	$21,834	40,273	41,680
Non-GAAP operating income as a % of revenue	33.6%	33.4%	31.8%	32.8%

Unallocated Corporate Overhead	$(26,306)	$(21,462)	$(52,460)	$(47,329)
Add back:
Severance and executive transition costs	51	-	977	121
Acquisition related adjustments (3)	3,956	1,371	3,594	4,676
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(22,299)	$(20,091)	$(47,889)	$(42,532)

Total
Revenue	$339,573	$341,179	$659,987	$640,547
Operating income	55,735	51,025	98,740	90,731
Operating income as a % of revenue	16.4%	15.0%	15.0%	14.2%
Add back:
Amortization of intangible assets related to acquisitions	5,717	6,854	10,975	11,193
Severance and executive transition costs	705	2,889	2,746	4,789
Site consolidation costs, impairments and other items	560	1,740	1,358	2,732
Operating losses (2)	738	704	1,544	1,375
Acquisition related adjustments (3)	4,484	1,574	4,147	4,879
Government billing adjustment and related expenses	47	13	291	80
Operating income, excluding specified charges (Non-GAAP)	$67,986	$64,799	119,801	115,779
Non-GAAP operating income as a % of revenue	20.0%	19.0%	18.2%	18.1%

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.

(3) These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1) (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014

Net income attributable to common shareholders	$48,509	$35,264	$80,050	$67,496
Less: Discontinued operations	7	644	14	914
Net income from continuing operations attributable to common shareholders	48,516	35,908	80,064	68,410
Add back:
Amortization of intangible assets related to acquisitions	5,717	6,854	10,975	11,193
Severance and executive transition costs	705	2,889	2,746	4,789
Site consolidation costs, impairments and other items	560	1,740	1,358	2,732
Operating losses (2)	738	704	1,544	1,375
Acquisition related adjustments (3)	4,484	1,574	4,147	4,879
Government billing adjustment and related expenses	47	13	291	80
Reversal of an indemnification asset associated with acquisition and corresponding interest (4)	-	-	10,411	-
Write-off of deferred financing costs and fees related to debt refinancing	733	-	733	-
Gain on bargain purchase (5)	(9,878)	-	(9,878)	-
Tax effect of non-GAAP adjustments:
Reversal of uncertain tax position associated with acquisition and corresponding interest (4)	-	-	(10,411)	-
Tax effect of the remaining non-GAAP adjustments	(5,861)	(3,426)	(8,618)	(7,928)
Net income from continuing operations attributable to common shareholders, excluding specified charges (Non-GAAP)	$45,761	$46,256	$83,362	$85,530

Weighted average shares outstanding - Basic	46,675	46,942	46,712	47,016
Effect of dilutive securities:
Stock options, restricted stock units, performance stock units, and contingently issued restricted stock	875	742	1,006	893
Weighted average shares outstanding - Diluted	47,550	47,684	47,718	47,909

Basic earnings per share from continuing operations	$1.04	$0.76	$1.71	$1.46
Diluted earnings per share from continuing operations	$1.02	$0.75	$1.68	$1.43

Basic earnings per share from continuing operations, excluding specified charges (Non-GAAP)	$0.98	$0.99	$1.78	$1.82
Diluted earnings per share from continuing operations, excluding specified charges (Non-GAAP)	$0.96	$0.97	$1.75	$1.79

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.

(3) These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

(4) These amounts represent the reversal of an uncertain tax position and an offsetting indemnification asset related to the acquisition of BioFocus.

(5) The amount relates to the acquisition of Sunrise Farms, Inc. and represents the excess of the estimated fair value of the net assets acquired over the preliminary purchase price.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH (UNAUDITED) EXCLUDING THE IMPACT OF FOREIGN EXCHANGE

For the Three and Six Months Ended June 27, 2015

For the three months ended June 27, 2015:	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	(0.5%)	(9.8%)	7.5%	1.1%
Impact of foreign exchange	(6.2%)	(7.3%)	(3.9%)	(8.7%)
Non-GAAP revenue growth, constant currency	5.7%	(2.5%)	11.4%	9.8%

For the six months ended June 27, 2015:	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	3.0%	(9.6%)	18.4%	(0.5%)
Impact of foreign exchange	(6.0%)	(7.0%)	(3.6%)	(8.3%)
Non-GAAP revenue growth, constant currency	9.0%	(2.6%)	22.0%	7.8%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)

	Six Months Ended
	June 27, 2015	June 28, 2014
Cash flows relating to operating activities:
Net income	$80,859	$68,174
Less: Loss from discontinued operations	(14)	(914)
Income from continuing operations	80,873	69,088
Summary of non-cash adjustments	57,455	59,081
Changes in assets and liabilities	(40,722)	(42,731)
Net cash provided by operating activities	97,606	85,438

Cash flows relating to investing activities:
Acquisition of businesses, net of cash acquired	(10,680)	(183,151)
Capital expenditures	(24,556)	(20,505)
Other	(1,252)	1,158
Net cash used in investing activities	(36,488)	(202,498)

Cash flow relating to financing activities:
Net cash provided by (used in) financing activities	(63,727)	78,212

Cash flows used in discontinued operations	(927)	(689)
Effect of exchange rate changes on cash and cash equivalents	(5,680)	622
Net change in cash and cash equivalents	(9,216)	(38,915)
Cash and cash equivalents, beginning of period	160,023	155,927
Cash and cash equivalents, end of period	$150,807	$117,012

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Executive Director, Public Relations
amy.cianciaruso@crl.com